Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the TruLogica, Inc. 2003 Stock Plan of our report dated November 19, 2003, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in its Annual Report on Form 10-K for the year ended October 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California April 2, 2004